SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               CORE INDUSTRIES INC
             (Exact name of registrant as specified in its charter)

          Nevada                     1-5024                    38-1052434
(State or other jurisdiction   (Commission file               IRS Employer
   of incorporation)                 Number)               Identification No.)

 P. O. Box 2000, Bloomfield Hills, Michigan                    48304
  (Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code: (810) 642-3400


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On December 15, 1995, Core Industries Inc (the "Registrant") acquired CMB Industries ("CMB") in a merger transaction. CMB, a privately held producer of specialty valves, has annual revenues of approximately $30 million. CMB stock was acquired by the Registrant in the merger. The capital investment was a combination of debt assumptions and notes payable issued totaling $13,550,000 and 857,283 shares of the Registrant's common stock, which stock had a closing price of $13.50 per share on December 14, 1995.

         Subsequent to the transaction there were 10,682,295 shares of the Registrant's common stock issued and outstanding.

         A copy of the press release dated December 15, 1995 issued by the Registrant relating to the closing of the sale is attached as Exhibit 99 hereto and is incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements

                  As of the date of filing of this Current Report on Form 8-K it is impractical for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 15, 1995.

         (b)      Pro Forma Financial Information

                  As of the date of filing of this Current Report on Form 8-K it is impractical for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 15, 1995.

         (c)      Exhibits

                  99     Press release dated December 15, 1995.

                  27     Financial Data Schedule


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CORE INDUSTRIES INC

                                         By:  /s/ RAYMOND H. STEBEN, JR.
                                              Raymond H. Steben, Jr.
                                              V.P.-Finance and CFO

Dated: December 22, 1995


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                                  EXHIBIT INDEX


Exhibit Number       Description

         99          Press release of the Registrant issued
                     December 15, 1995.

         27          Financial Data Schedule